EXHIBIT 99.i.
Legal Consent


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                               CONSENT OF COUNSEL


         We hereby consent to: (i) the use of our name and the references to our firm in the Prospectus and Statement of Additional Information that are a part of Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 20 of our firm's opinion and consent of counsel which was filed as Exhibit EX-99.i. to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios.


                                  GREENBERG TRAURIG, LLP


                                  By:   /S/ STEVEN M. FELSENSTEIN
                                        ------------------------------
                                        Steven M. Felsenstein, a Shareholder


Philadelphia, Pennsylvania
February 27, 2003